EXHIBIT 99.1


              PATRIOT TRANSPORTATION HOLDING, INC./NEWS
Contact: 	John D. Milton, Jr.
 		Chief Financial Officer	   904/396-5733



PATRIOT TRANSPORTATION HOLDING, INC. ANNOUNCES RESULTS FOR THE
THIRD QUARTER AND FIRST NINE MONTHS OF FISCAL YEAR 2010.

Jacksonville, Florida; August 04, 2010 - Patriot Transportation Holding, Inc. (NASDAQ-PATR) reported net income of $2,599,000 or $0.83 per diluted share in the third quarter of fiscal 2010, an increase of $3,001,000 compared to a net loss of $402,000 or ($0.13) per diluted share in the
same period last year.   Net income for the first nine months of fiscal
2010 was $5,377,000 or $1.71 per diluted share, an increase of $2,623,000 or 95.2% compared to net income of $2,754,000 or $0.88 per diluted share for the same period last year.

Third Quarter Operating Results. For the third quarter of fiscal 2010, consolidated revenues were $28,358,000, an increase of $268,000 or 1.0% over the same quarter last year.

The Company announced on January 6, 2010 that the transportation group had been unsuccessful in renewing contracts with customers that represented approximately 11.0% of transportation group revenue in fiscal 2009. In the third quarter, the Company continued to find replacement business for the non-renewed contracts and accordingly revenue miles were only 0.7% lower than the same quarter last year. Transportation segment revenues were $23,064,000 in the third quarter of 2010, an increase of $460,000 over the same quarter last year. Fuel surcharge revenue increased $1,663,000. Excluding fuel surcharges, revenue per mile decreased 5.3% over the same quarter last year due to a longer average haul length and lower revenue per mile on certain replacement business. The average price paid per gallon of diesel fuel increased by $.59 or 27.8% over the same quarter in fiscal 2009.

Mining royalty land segment revenues for the third quarter of fiscal
2010 were $1,247,000, an increase of $86,000 or 7.4% over the same quarter last year, due to an increase in mined tons offset by an $11,000 decrease in timber sales.

Developed property rentals segment revenues for the third quarter of fiscal 2010 were $4,047,000, a decrease of $278,000 or 6.4% due to reduced occupancy.

Consolidated operating profit was $4,481,000 in the third quarter of fiscal 2010, an increase of $194,000 or 4.5% compared to $4,287,000 in the same period last year. Operating profit in the transportation segment increased $50,000 or 1.9% due to the favorable impact of the falling cost of diesel during the quarter mostly offset by reduced business and revenue per mile. Operating profit in the mining royalty land segment increased $121,000 or 16.0% due to an increase in mined tons. Operating profit in the Developed property rentals segment decreased $109,000 or 9.6% due to reduced occupancy of developed properties. Consolidated operating profit includes corporate expenses not allocated to any segment in the amount of $138,000 in the third quarter of fiscal 2010, a decrease of $132,000 compared to the same period last year.


                            Continued

501 Riverside Ave., Ste 500/Jacksonville, Florida 32202/(904) 396-5733

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The after tax income from discontinued operations for the third quarter of fiscal 2010 was $99,000 versus a loss of $2,615,000 for the same period last year. Diluted earnings per share on discontinued operations for the third quarter of fiscal 2010 was $.03 compared to a diluted loss of $.83 in the third quarter of fiscal 2009. The third quarter of fiscal 2009 included a loss on the sale of $2,010,000 after tax or $.64 per diluted share.

Nine Months Operating Results. For the first nine months of fiscal 2010, consolidated revenues were $83,368,000, a decrease of $3,343,000 or 3.9% over the same period last year.

The Company announced on January 6, 2010 that the transportation group had been unsuccessful in renewing contracts with customers that represented approximately 11.0% of transportation group revenue in fiscal 2009. The Company successfully replaced the majority of the lost business with new business obtained in the second and third quarters of fiscal 2010. Nevertheless, revenue miles in the first nine months of fiscal 2010 were down 5.2% compared to the first nine months of 2009 due to the time involved in replacing the lost business along with lower demand and a more competitive economic climate. Approximately 4.3% of miles during the first nine months of fiscal 2010 were from services related to the contracts that were not renewed. Transportation segment revenues were $66,803,000 in the first nine months of 2010, a decrease of $2,305,000 over the same period last year. Fuel surcharge revenue increased $1,509,000. Excluding fuel surcharges, revenue per mile decreased 1.2% over the same period last year due to lower revenue per mile on certain replacement business partially offset by a shorter average haul length in the first six months of fiscal 2010.
The average price paid per gallon of diesel fuel increased by $.38 or 16.9% over the same period last year.

Mining royalty land segment revenues for the first nine months of fiscal 2010 were $3,243,000, a decrease of $698,000 or 17.7%
over the same period last year due to decreased demand for mined tons and a $546,000 decrease in revenues from timber sales.

Developed property rentals segment revenues for the first nine months of fiscal 2010 were $13,322,000, a decrease of $340,000 or 2.5% over the same period last year due to reduced occupancy partly offset by a $685,000 increase in tenant reimbursements for snow removal.

Consolidated operating profit was $10,590,000 in the first nine months of fiscal 2010, a decrease of $1,286,000 or 10.8% compared to $11,876,000 in the same period last year. Operating profit in the transportation segment decreased $335,000 or 5.2% due to reduced miles driven and lower gains on sales of equipment partially offset by lower insurance and losses. Operating profit in the mining royalty land segment decreased $491,000 or 18.2% due to decreased demand for tons mined and lower timber sales. Operating profit in the Developed property rentals segment decreased $730,000 or 17.5% due to reduced occupancy of developed properties. Consolidated operating profit includes corporate expenses not allocated to any segment in the amount of $1,144,000 in the first nine months of fiscal 2010, a decrease of $270,000 compared to the same period last year.

The after tax income from discontinued operations for the first nine months of fiscal 2010 was $217,000 versus a loss of $3,098,000 for the same period last year. Diluted earnings on discontinued operations for the first nine months of fiscal 2010 was $0.07 compared to a diluted loss of $1.00 in the first nine months of fiscal 2009. The first nine months of fiscal 2009 included a loss on the sale of $2,010,000 after tax or $.65 per diluted share.



                         Continued

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Summary and Outlook.  Transportation segment miles for this year's third quarter were only 0.7% lower than the same quarter last year which was a large improvement from the March quarter comparison thanks to a 7.7% incremental increase in miles. The Company continues to succeed in replacing customers from the non-renewed contracts announced January 6, 2010 and has basically recovered from new customers substantially all the lost revenue miles, albeit at lower rates per mile for longer average hauls.

Operating profit from the leasing of developed buildings has been unfavorably impacted by three newer buildings brought into service in the past twenty-one months, which are vacant, along with two nearly vacant buildings in Delaware impacted by automobile plant closings and the residential housing downturn. Occupancy decreased from 75.1% to 72.2% duing the quarter primarily due to space vacated at lease expiration. However, the market for new tenants appears to have bottomed and traffic for vacant space as increased. The Company is not presently engaged in the construction of any new buildings.

Conference Call. The Company will also host a conference call at 2:00 p.m. E.S.T. on Wednesday, August 4, 2010. Analysts, stockholders and other interested parties may access the teleconference live by calling 1-888-207-9992 (security code
24672) within the United States. International callers may dial 1-334-323-7225 (security code 24672). Computer audio is available via the Internet through the Conference America, Inc. website at http://209.208.69.70/Conference_America or via the Company's website at http://www.patriottrans.com. If using the Company's website, click on the Investor Relations tab, then select Patriot Transportation Holding, Inc. Conference Stream, next select the appropriate link for the current conference. An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free 888-207-9992, international callers dial 334-323-7226. The passcode of the audio replay is 85829503. Replay options: "1" begins playback, "4" rewind 30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general economic conditions; competitive factors; political, economic, regulatory and climatic conditions;
driver availability and cost; the impact of future regulations regarding the transportation industry; freight demand for petroleum product and levels of construction activity in the Company's markets; fuel costs; risk insurance markets; demand for flexible warehouse/office facilities; ability to obtain zoning and entitlements necessary for property development; interest rates; levels of mining activity; pricing; energy costs and technological changes. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.

Patriot Transportation Holding, Inc. is engaged in the transportation and real estate businesses. The Company's transportation business is conducted through two wholly owned subsidiaries. Florida Rock & Tank Lines, Inc. is a Southeastern transportation company concentrating in the hauling by motor carrier of liquid and dry bulk commodities. SunBelt Transport, Inc. serves the flatbed portion of the trucking industry in the Southeastern states, hauling primarily construction materials. The Company's real estate group, comprised of FRP Development Corp. and Florida Rock Properties, Inc., acquires, constructs, leases, operates and manages land and buildings to generate both current cash flows and long-term capital appreciation. The real estate group also owns real estate which is leased under mining royalty agreements or held for investment.



                        Continued

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            PATRIOT TRANSPORTATION HOLDING, INC.
    Summary of Consolidated Revenues and Earnings (unaudited)
              (In thousands except per share amounts)

                             Three Months             Nine Months
                                Ended                   Ended
                               June 30                 June 30
                               -------                 --------

                            2010       2009       2010        2009
                            ----       ----       ----        ----
Revenues                  $28,358     28,090     $83,368     86,711
Operating profit           $4,481      4,287     $10,590     11,876
Income before taxes        $3,621      3,397      $7,940      9,359
Income from continuing
  operations                2,500      2,213      $5,160      5,852
Income (loss) from
  discontinued operations      99      (2,65)       $217     (3,098)
Net income                 $2,599       (402)     $5,377      2,754
Earnings per common share:
  Income from continuing
    operations
       Basic                $0.82        0.73      $1.69       1.93
       Diluted              $0.80        0.70      $1.64       1.88
  Income (loss) from
    discontinued operations
       Basic                $0.03       (0.86)     $0.07      (1.02)
       Diluted              $0.03       (0.83)     $0.07      (1.00)
  Net income
       Basic                $0.85       (0.13)     $1.76       0.91
       Diluted              $0.83       (0.13)     $1.71       0.88

Weighted average common shares outstanding:
       Basic                3,061       3,044      3,057      3,039


       Diluted              3,142       3,123      3,140      3,114


            PATRIOT TRANSPORTATION HOLDING, INC.
            Condensed Balance Sheets (unaudited)
                  (Amounts in thousands)
                                            June 30     September 30
                                             2010          2009
                                            -------     ------------

Cash and cash equivalents                  $  15,968    $     15,803
Accounts receivable, net                       6,475           5,286
Notes receivable, current                      1,217           1,158
Assets of discontinued operations                748           1,519
Other current assets                           3,689           6,117
Property, plant and equipment, net           199,640         199,013
Investment in Brooksville Joint Venture        7,296           6,858
Notes receivable, non-current                  4,707           5,647
Other non-current assets                      15,179          15,453
                                          ----------    ------------
          Total Assets                    $  254,919   $     256,854
                                          ==========   =============

Current liabilities                       $   16,094   $      18,707
Liabilities of discontinued operations         1,726           3,660
Long-term debt (excluding current
    maturities)                               68,448          71,860
Deferred income taxes                         15,545          15,679
Other non-current liabilities                  4,327           4,540
Shareholders' equity                         148,779         142,408
                                          ----------    ------------
          Total Liabilities and
             Shareholders' Equity        $   254,919   $     256,854
                                         ===========   =============

                              Continued

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                PATRIOT TRANSPORTATION HOLDING, INC.
                   Business Segments (unaudited)
                       (Amounts in thousands)

The Company has identified three business segments, Transportation, Mining royalty land and Developed property rentals, each of which is managed separately along product lines. All of the Company's operations are located in the Southeastern and Mid-Atlantic states. Operating results for the Company's business segments are as follows:

                              Three Months Ended    Nine Months Ended
                                   June 30               June 30
                                   -------               -------
                               2010        2009      2010        2009
                               ----        ----      ----        ----
Transportation revenues     $23,064      22,604     $66,803    69,108
Mining royalty land revenues  1,247       1,161       3,243     3,941
Developed property rentals
  revenues                    4,047       4,325      13,322    13,662
                              -----       -----      ------    ------

Total Revenues              $28,358      28,090     $83,368    86,711
                            =======      ======     =======    ======

Transportation operating
   profit                    $2,715       2,665      $6,083     6,418
Mining royalty land
   operating profit             879         758       2,203     2,694
Developed property rentals
   operating profit           1,025       1,134       3,448     4,178
Unallocated corporate
   expenses                    (138)       (270)     (1,144)   (1,414)
                               -----       -----     -------   -------

Total Operating Profit        $4,481       4,287    $10,590    11,876


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